EXHIBIT 10.3




                            PRIVATE CREDIT AGREEMENT

                          DATED AS OF JANUARY 29, 2001


                                      AMONG


                               ACCELACORP 1, INC.

                                   AS BORROWER
                                   -----------


                                       AND


                        BRIGHTON STREET ADVISORY, L.L.C.

                                    AS LENDER
                                    ---------

                                                                    EXHIBIT 10.3

                            PRIVATE CREDIT AGREEMENT

                          Dated as of January 29, 2001


     ACCELACORP 1, INC., a California corporation (the "Borrower") and BRIGHTON STREET ADVISORY, L.L.C., a California limited liability company (the "Lender") agree as follows:

                                    ARTICLE I
                         DEFINITION AND ACCOUNTING TERMS

     SECTION 1.01.      CERTAIN DEFINED TERMS.  As  used  in  this Agreement,
                        ---------------------
the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" means an advance by Lender to Borrower pursuant to Section 2.02
      -------
of this Agreement.

     "Applicable Interest Rate" means, for any Interest Period or any other
      ------------------------
period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of: (a) ten percent (10%) per annum; or (b) five percent (5%) over the San Francisco Federal Reserve Bank's rate for advances made to member banks under Section 13 or 13a of the Federal Reserve Act prevailing on the twenty-fifth day of the month prior to the date of the Advance.

     "Applicable Interest Rate Advance" means an Advance which bears interest as
      --------------------------------
provided in Section 2.04 of this Agreement.

     "Borrowing" means a borrowing consisting of Advances made by Lender.
      ---------

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in New York City or Los Angeles.

     "Change In Control" shall be deemed to have occurred if (a) any "person" or
      -----------------
"group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower or its principal stockholders as of the date of this Agreement is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of Borrower; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective
Date), individuals who at the beginning of such period constitute the board of directors of Borrower ("Board")(and any new director whose election by the Board or whose nomination for election by Borrower's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of Borrower approve a merger or consolidation which would result in the voting securities of Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Borrower or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of Borrower or an agreement for the sale or disposition by Borrower of all or substantially all of its assets.

     "Contingent Obligation", as applied to any Person, means any direct or
      ---------------------
indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another.

     "Debt" means (i) indebtedness for borrowed money, (ii) obligations
      ----
evidenced by bonds, debentures, notes or similar instruments, (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(i) through(iii) above.

     "Effective Date" means the date on which all conditions to the
      --------------
effectiveness of this Agreement set forth in Section 4.01 are satisfied.

     "Events of Default" has the meaning specified in Section 7.01.
      -----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
from time to time.

     "Interest Period" means, for each Advance comprising part of the same
      ---------------
Borrowing, the period commencing on the date of such Advance and ending 90 days after the date of such Advance; provided, however, that whenever the last day of
                                --------  -------
any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day.

     "Investment", as applied to any Person, means any direct or indirect
      ----------
purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by that Person to any other Person.

     "Lender" means Brighton Street Advisory, L.L.C., a California limited
      ------
liability company.

     "Lien" means any lien, mortgage, pledge, security interest, charge or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan Documents" means this Agreement and the Notes.
      --------------

     "Net Income" means, for any period, the net income (or loss) of the
      ----------
Borrower determined in conformity with GAAP.

     "Note" means a promissory note of the Borrower payable to the order of
      ----
Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to Lender resulting form the Advances made by Lender.

     "Notice of Borrowing" has the meaning specified in Section 2.02.
      -------------------

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Tangible Net Worth" means, as at any date of determination, the sum of the
      ------------------
capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus intangible assets (including without limitation, patents, patent applications, trademarks, brand names, goodwill and noncompete covenants or agreements), determined in conformity with GAAP.

     "Termination Date" means December 31, 2002 or (ii) the date upon which a
      ----------------
Change in Control occurs.

     "Total Liabilities" means, as at any date of determination, the aggregate
      -----------------
amount of all items of indebtedness, obligations or liabilities which, in conformity with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of Borrower.

     "Total Liabilities/Net Worth Ratio" means the ratio of Total Liabilities to Tangible Net Worth calculated pursuant to Section 6.01(e).

     SECTION 1.02.          COMPUTATION OF TIME PERIODS.  In this Agreement in
                            ---------------------------
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03.          ACCOUNTING TERMS.  All accounting terms not
                            ----------------
specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.01(e).

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.          THE ADVANCES.  Lender agrees, on the terms and
                            ------------
conditions hereinafter set forth, to make Advances to Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the sum of Fifteen Thousand Dollars ($15,000). Each Borrowing of an Applicable Interest Rate Advance shall be in an aggregate amount of not less than $1,000.00 and in integral multiples of $1,000.00 in excess thereof. Within the limit on Advances set forth in this Section 2.01, Borrower may borrow, repay pursuant to Section
2.03 and re-borrow under this Section 2.01.

     SECTION 2.02.  MAKING THE ADVANCES.   (a)  Each Borrowing shall be
                    -------------------
made on notice, given not later than 11:00 A.M. (Los Angeles time) on the second Business Day prior to the date of the proposed Borrowing, by Borrower to Lender. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Borrowing and (ii) the requested aggregate amount of such Borrowing. Lender shall, before 1:00 P.M. (Los Angeles time) on the date of such Borrowing, make available for the account of Borrower at its address referred to in Section 8.02, in same day funds, the requested Borrowing.

     (b)  Each Notice of Borrowing shall be irrevocable and binding on Borrower.

     SECTION 2.03.  REPAYMENT.  Borrower shall repay the principal
                    ---------
amount of all Advances owing to Lender on or before December 31, 2002.

     SECTION 2.04.  INTEREST.  Borrower shall pay interest on the unpaid
                    --------
principal amount of each Advance owing to Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Interest Rate.

                                   ARTICLE III
                   ADDITIONAL TERMS AND PROVISIONS APPLICABLE
                                 TO THE ADVANCES

     SECTION 3.01.          PAYMENTS AND COMPUTATIONS.  (a)  Borrower shall make
                            -------------------------
each payment hereunder and under the Notes not later than 11:00 A.M. (Los Angeles time) on the day when due in U.S. dollars to Lender at its address referred to in Section 8.02 in same day funds.

     (b) All computations of interest based on the Applicable Interest Rate shall be made by Lender on the basis of a year of 365 or 366 days, as the case may be. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

     SECTION 4.01.          CONDITIONS PRECEDENT TO EFFECTIVENESS.  The
                            -------------------------------------
effectiveness of this Agreement and the obligation of Lender to made an Advance hereunder is subject to the condition precedent that Lender shall have received on or before the date Lender makes Advances hereunder the following, each dated such date, in form and substance satisfactory to Lender:

     (a) The Notes to the order of Lender and with other appropriate insertions.

     (b) Certified copies of the Articles of Incorporation of Borrower, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, each to be dated a recent date prior to the Effective Date.

     (c) Certified copies of the Bylaws of Borrower, certified by its corporate secretary or an assistant secretary.

     (d) Certified copies of the resolutions of the Board of Directors of Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the Notes;.

     (e) A certificate of the corporate secretary or an assistant secretary of Borrower certifying the names and true signatures of the officers authorized to sign, with respect to Borrower, this Agreement and the Notes and the other documents to be delivered hereunder.

     (f)     A copy of this Agreement executed by Borrower and Lender.

     (g) An officer's certificate dated as of the Effective Date and delivered by the Chairman of the Board, the President or any Vice President of Borrower certifying that (i) Borrower has performed all agreements which this Agreement provides shall be performed by it on or before the Effective Date,
(ii) the representations and warranties contained in this Agreement are true, correct and complete and (iii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default.

     (h)     Such other document as Lender shall reasonably request.

     SECTION 4.02.          CONDITIONS PRECEDENT TO EACH BORROWING.  The
                            --------------------------------------
obligation of Lender to make an Advance on the occasion of each Borrowing (including a Borrowing on the Effective Date) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by Borrower that on the date of such borrowing such statements are true):

     (i) The representations and warranties contained in Section 5.01 of this Agreement are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

     (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;
and (b) Lender shall have received such other approvals, opinions or documents as it reasonably request.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01.  REPRESENTATIONS AND WARRANTIES OF BORROWER.
                    ------------------------------------------
Borrower represents and warrants as follows:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (b) The execution, delivery and performance by Borrower of this Agreement and the Notes are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Borrower's charter or bylaws or (ii) any law or any contractual restriction binding on or affecting Borrower.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or the Notes.

     (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

     (e) The balance sheet of Borrower as at December 31, 2000, and the related statements of income and retained earnings (or accumulated deficit) of Borrower for the fiscal year then ended, copies of which have been furnished to Lender, fairly present the financial condition of Borrower as at such date and the results of operations of Borrower for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2000 there have been no material adverse changes in the financial condition, prospects or operations of Borrower.

     (f) There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition, prospects or operations of Borrower.

     (g) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

     (h) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (i) Borrower is not engaged in a business which is regulated by the United States government.

     (j) Borrower has good, sufficient and legal title to all the properties and assets reflected in the most recent balance sheet delivered to Lender except for assets acquired or disposed of in the ordinary course of business since the date of such balance sheet. All such properties and assets are free and clear of Liens, except as permitted hereunder.

     (k) All tax returns and reports of Borrower required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its respective properties, assets, income and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against it that would be material to the condition (financial or otherwise) of Borrower.

     (l) Borrower is not (i) a party to or is subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of Borrower taken as a whole, or (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of Borrower, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Borrower, taken as a whole.

     (m) No representation or warranty of Borrower contained in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading.

     (n) There is no fact known to Borrower which materially adversely affects the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                              COVENANTS OF BORROWER

     SECTION 6.01.  AFFIRMATIVE COVENANTS.   So long as any Advance shall
                    ---------------------
remain unpaid, Borrower will:

     (a)     Compliance With Laws, Etc.  Comply, in all material respects with
             -------------------------
all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     (b)     Corporate Existence.  Borrower will at all times preserve and keep
             -------------------
in full force and effect its corporate existence and rights and franchises material to its business.

     (c)     Payment of Taxes and Claims.  Borrower will pay all taxes,
             ---------------------------
assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     (d)     Working Capital.  Maintain a ratio of current assets to current
             ---------------
liabilities of Borrower of not less than 1.3 to 1.0. Current liabilities shall not include the current portion of the indebtedness evidenced by the Notes.

     (e)     Leverage.  Borrower will not permit the Total Liabilities/Net Worth
             --------
Ratio at any time to exceed 2.0 to 1.0.

    (f)      Reporting Requirements.  Furnish to Lender:
             ----------------------

          (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, balance sheets of Borrower as of the end of such quarter and statements of income and retained earnings of Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Borrower;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual report for such year for Borrower containing financial statements for such year certified by Lucas, Horsfall, Murphy & Pindroh, LLP or other independent public accountants acceptable to Lender which report shall be unqualified;

          (iii) as soon as possible and in any event within five days after an officer of Borrower obtains knowledge of each Event of Default and each event, which with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission or any national securities exchange; and

          (v) such other information respecting the conditions or operations, financial or otherwise, of Borrower or any of its subsidiaries as Lender may from time to time reasonably request.

     SECTION 6.02.  NEGATIVE COVENANTS. So long as any Advance shall
                    ------------------
remain unpaid, Borrower will not, without the written consent of Lender:

     (a)     Liens.  Borrower will not, directly or indirectly, create, incur,
             -----
assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Borrower, whether now owned or hereafter acquired, on any income or profits therefrom.

     (b)     Investments.  Borrower will not, directly or indirectly, make or
             -----------
own any Investment except:

          (i) Borrower may make and own Investments in (w) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (x) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investment Service, Inc., (y) commercial paper maturing no more than 90 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc. and (z) certificates of deposit, repurchase agreements or bankers' acceptances maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $100,000,000;

          (ii) Borrower may acquire or own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower; and

          (iii) Borrower may make Investments in connection with acquisitions, in respect of which Borrower issues its equity securities.

     (c)     Contingent Obligations.  Borrower will not, and will not permit any
             ----------------------
of its subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business.

     (d)     Sale or Discount of Receivables.  Borrower will not, directly or
             -------------------------------
indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     (e)     Transactions With Shareholders and Affiliates.  Borrower will not,
             ---------------------------------------------
directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Borrower, or with any affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower than those which might be obtained at the time from Persons who are not such a holder or affiliate; provided that the foregoing restriction shall not apply to any
           --------
transaction between Borrower and any of its wholly-owned subsidiaries or between any of its wholly-owned subsidiaries.

     (f)     Independence of Covenants.  All covenants hereunder shall be given
             -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default if such action is taken or condition exists.

     (g)     Dividends, Etc.   Declare or make any dividend payment or other
             ---------------
distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do
so) any shares of any class of capital stock of Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of Borrower and (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; provided that immediately after giving effect
                                   --------
to such proposed action, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

     SECTION 7.01.  EVENTS OF DEFAULT.  If any of the following events
                    -----------------
("Events of Default") shall occur and be continuing:

     (a) Borrower shall fail to pay any principal of, or interest on, any Advance when the same becomes due and payable; or

     (b) Any representation or warranty made by Borrower herein or by Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.01 or 6.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to Borrower by Lender; or

     (d) Borrower shall fail to pay or default in any payment of any principal of or premium or interest on any Debt or in the payment of any Contingent Obligation (but excluding Debt outstanding hereunder) of Borrower, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any unvacated or unstayed judgment or order for settlement for the payment of money in excess of $50,000 shall be rendered against Borrower; provided that from the date of entry of any such judgment or order, Borrower shall have ten days to seek a stay of enforcement of such order or judgment by reason of pending appeal or otherwise;
then, and in any such event, Lender (i) shall, by notice to Borrower, declare the obligation of Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) by notice to Borrower, declare the Advances, all interest thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that in the event of an actual or deemed
                    --------  -------
entry of an order for relief with respect to Borrower or any of its subsidiaries under the Federal Bankruptcy Code, (A) the obligation of Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01.  AMENDMENTS, ETC.  No amendment or waiver of any provision
                    ----------------
of this Agreement or the Notes, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.02.  NOTICES, ETC.  All notices and other communications provided
                    -------------
for hereunder shall be in writing (including telegraphic, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to Borrower, at its address at 5777 West Century Boulevard, Suite 1540, Los

Angeles, California 90045, Attention: President, and if to Lender, at its address at 5777 West Century Boulevard, Suite 1540, Los Angeles, California,
Attention: CEO; or, to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 8.03.  NO WAIVER; REMEDIES.  No failure on the part of Lender
                    -------------------
to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04.  COSTS, EXPENSES AND TAXES.  Borrower agrees to pay on demand
                    -------------------------
all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 8.05.  INDEMNITY.  In addition to the payment of costs and expenses
                    ---------
pursuant to Section 8.04 of this Agreement, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any Notes, and the officers, directors, employees, agents and affiliates of Lender and such holders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lender's agreement to make the Advances hereunder, or the use or intended use of the proceeds of any of the Advances hereunder (the "indemnified liabilities"); provided, that
                                                           --------
Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     SECTION 8.06.  BINDING EFFECT.  This Agreement shall become effective
                    --------------
when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

     SECTION 8.07.  ASSIGNMENTS AND PARTICIPATIONS.  Lender may assign to one
                    ------------------------------
or more entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note or Notes held by it).

     SECTION 8.08.  GOVERNING LAW.  This Agreement and the notes shall be
                    -------------
governed by, and construed in accordance with, the laws of the State of California.

     SECTION 8.09.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed
                    -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           Borrower
                           --------

                                  ACCELACORP 1, INC.

                                  By:  /s/ John W. Martin
                                     ---------------------------------
                                       John W. Martin
                                       Title:  President


                           Lender
                           ------

                                  BRIGHTON STREET ADVISORY, L.L.C.

                                  By:  /s/ John W. Martin
                                     ---------------------------------
                                       John W. Martin
                                       Title:  CEO

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE



U.S.$                                   Dated:                    ,200 .
     --------------                           --------------------    -

     FOR VALUE RECEIVED, the undersigned, ACCELACORP 1, INC., a California corporation (the "Borrower") HEREBY PROMISES TO PAY to the order of BRIGHTON STREET ADVISORY, L.L.C., a California limited liability company (the "Lender") the principal amount of each Advance (as defined below) owing to Lender by Borrower pursuant to the Credit Agreement (as defined below) on or before December 31, 2002.

     Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Lender, at 5777 West Century Boulevard, Suite 1540, Los Angeles, California, in same day funds. Each Advance owing to Lender by Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by Lender.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Private Credit Agreement dated as of January 29, 2001 (the "Credit Agreement") among Borrower and Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount referenced therein; the indebtedness of Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                                     ACCELACORP 1, INC.

                                     By:
                                        ------------------------------------
                                           Title:

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING



Brighton Street Advisory, L.L.C.
5777 West Century Boulevard
Suite 1540
Los Angeles, California 90045

     Attention:  CEO

Gentlemen:

     The undersigned, ACCELACORP 1, INC. refers to the Private Credit Agreement, dated as of January 29, 2001 (the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

     (i)  The Business Day of the Proposed Borrowing is                  , 200 .
                                                        -----------------     -

     (ii) The aggregate amount of the Proposed Borrowing is $                  .
                                                             ------------------

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 5.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                         Very truly yours,
                                         ACCELACORP 1, INC.


                                         By:
                                            ------------------------------------
                                              Title: